Exhibit 1.2

EXECUTION VERSION

Pricing Agreement

May 5, 2016

Barclays Capital Inc.

As representative of the several Underwriters

named in Schedule I (the “Representative”)

Ladies and Gentlemen:

Barclays PLC (the “Company”) proposes to issue US$1,250,000,000 aggregate principal amount of 5.20% Subordinated Notes due 2026 (the “Notes”). Each of the Underwriters hereby undertakes to purchase at the subscription price set forth in Schedule II hereto, the amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto, such payment to be made at the Time of Delivery set forth in Schedule II hereto. The obligations of the Underwriters hereunder are several but not joint.

Each of the provisions of the Underwriting Agreement—Standard Provisions, dated September 4, 2014 (the “Underwriting Agreement”), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Prospectus and also a representation and warranty as of the date of this Agreement in relation to the Prospectus as amended or supplemented relating to the Notes. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of each of the Underwriters of Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address referred to in such Section 14 is set forth in Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

The Applicable Time for purposes of this Pricing Agreement is 3:45 p.m. New York time on May 5, 2016. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto has received consent to use in accordance with Section 7 of the Underwriting Agreement is listed in Schedule III hereto and is attached as Exhibit A hereto.

If the foregoing is in accordance with your understanding, please sign and return to us the counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters on the one hand and the Company on the other.

Very truly yours,
BARCLAYS PLC

/s/ Miray Muminoglu
Name: Miray Muminoglu
Title: Co-head of CME

Accepted as of the date hereof at New York, New York
On behalf of itself and each of the other Underwriters

BARCLAYS CAPITAL INC.

/s/ Anne Daley-Gordon
Name: Anne Daley-Gordon
Title: Managing Director

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of Notes
Barclays Capital Inc.	US$	1,012,500,000
ANZ Securities, Inc.	US$	12,500,000
BMO Capital Markets Corp.	US$	12,500,000
Capital One Securities, Inc.	US$	12,500,000
Credit Agricole Securities (USA) Inc.	US$	12,500,000
Danske Markets Inc.	US$	12,500,000
Drexel Hamilton, LLC	US$	12,500,000
Great Pacific Securities	US$	12,500,000
Mischler Financial Group, Inc.	US$	12,500,000
Mizuho Securities USA Inc.	US$	12,500,000
Nomura Securities International, Inc.	US$	12,500,000
PNC Capital Markets LLC	US$	12,500,000
RBC Capital Markets, LLC	US$	12,500,000
Samuel A. Ramirez & Company, Inc.	US$	12,500,000
Scotia Capital (USA) Inc.	US$	12,500,000
SMBC Nikko Securities America, Inc.	US$	12,500,000
Telsey Advisory Group LLC	US$	12,500,000
TD Securities (USA) LLC	US$	12,500,000
U.S. Bancorp Investments, Inc.	US$	12,500,000
Wells Fargo Securities, LLC	US$	12,500,000

Total	US$	1,250,000,000

SCHEDULE II

Title of Designated Securities:

US$1,250,000,000 5.20% Fixed Rate Subordinated Notes due 2026

Price to Public:

99.992% of principal amount

Subscription Price by Underwriters:

99.542% of principal amount

Form of Designated Securities:

The Notes will be represented by one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company issued pursuant to the Dated Subordinated Debt Indenture, dated September 11, 2014, between the Company and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture between the Company and the Trustee expected to be entered into on May 12, 2016

Securities Exchange, if any:

The New York Stock Exchange

Maturity Date:

The stated maturity of the principal of the Notes will be May 12, 2026.

Interest Rate:

Interest will accrue on the Notes from the date of their issuance. Interest will accrue on the Notes at a rate of 5.20% per year from and including the date of issuance.

Interest Payment Dates:

Interest will be payable semi-annually in arrear on May 12 and November 12 of each year, commencing on November 12, 2016 and ending on the Maturity Date.

Record Dates:

The Business Day immediately preceding each Interest Payment Date (or, if the Notes are held in definitive form, the 15th Business Day preceding each Interest Payment Date).

Sinking Fund Provisions:

No sinking fund provisions.

Redemption Provisions for Notes:

The Notes are redeemable, at the option of the Company, (i) in the event of various tax law changes and other limited circumstances that have specified consequences, and (ii) in the event of certain regulatory changes or events, each as described further in, and subject to the conditions specified in, the prospectus supplement dated May 5, 2016 relating to the Notes.

Time of Delivery:

May 12, 2016 by 9:30 a.m. New York time.

Specified Funds for Payment of Subscription Price of Designated Securities:

By wire transfer to a bank account specified by the Company in same day funds.

Value Added Tax:

(a) If the Company is obliged to pay any sum to the Underwriters under this Agreement and any value added tax (“VAT”) is properly charged on such amount, the Company shall pay to the Underwriters an amount equal to such VAT on receipt of a valid VAT invoice;

(b) If the Company is obliged to pay a sum to the Underwriters under this Agreement for any fee, cost, charge or expense properly incurred under or in connection with this Agreement (the “Relevant Cost”) and no VAT is payable by the Company in respect of the Relevant Cost under paragraph (a) above, the Company shall pay to the Underwriters an amount which:

(i) if for VAT purposes the Relevant Cost is consideration for a supply of goods or services made to the Underwriters, is equal to any input VAT incurred by the Underwriters on that supply of goods and services, but only if and to the extent that the Underwriters are unable to recover such input VAT from HM Revenue & Customs (whether by repayment or credit) provided, however, that the Underwriters shall reimburse the Company for any amount paid by the Company in respect of irrecoverable input VAT pursuant to this paragraph (i) if and to the extent such input VAT is subsequently recovered from HM Revenue & Customs (whether by repayment or credit);

(ii) if for VAT purposes the Relevant Cost is a disbursement properly incurred by the Underwriters under or in connection with this Agreement as agent on behalf of the Company, is equal to any VAT paid on the Relevant Cost by the Underwriters provided, however, that the Underwriters shall use best endeavors to procure that the actual supplier of the goods or services which the Underwriters received as agent issues a valid VAT invoice to the Company.

Closing Location: Linklaters LLP, One Silk Street, London EC2Y 8HQ, United Kingdom.

Name and address of Representative:

Designated Representative: Barclays Capital Inc.

Address for Notices:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Syndicate Registration

Selling Restrictions:

Each Underwriter of Designated Securities has represented, warranted and agreed that:

a)	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

With respect to sales of the Designated Securities in Canada, each Underwriter of Designated Securities represents to and agrees with the Company that, directly or indirectly, it shall sell the Designated Securities only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Other Terms and Conditions:

As set forth in the prospectus supplement dated May 5, 2016 relating to the Notes, incorporating the Prospectus dated May 2, 2014 relating to the Notes.

SCHEDULE III

Issuer Free Writing Prospectus:

Final Term Sheet, dated May 5, 2016, attached hereto as Exhibit A

Barclays PLC Fixed Income Investor Presentation: 2016 Interim Results, dated April 27, 2016, attached hereto as Exhibit B

Exhibit A

US$ 1.25bn 5.20% Fixed Rate Subordinated Notes due 2026

Pricing Term Sheet

Issuer:	Barclays PLC

Notes:	US$ 1.25bn 5.20% Fixed Rate Subordinated Notes due 2026

Expected Issue Ratings[1]:	Baa3 (Moody’s) / BB+ (S&P) / A– (Fitch)

Status:	Dated Subordinated Debt / Unsecured / Tier 2

Legal Format:	SEC registered

Principal Amount:	USD 1,250,000,000

Trade Date:	May 5, 2016

Settlement Date:	May 12, 2016 (T+5)

Maturity Date:	May 12, 2026

Coupon:	5.20%

Interest Payment Dates:	Semi-annually in arrear on May 12 and November 12 in each year, commencing on November 12, 2016 and ending on the Maturity Date

Coupon Calculation:	30/360, following, unadjusted

Business Days:	New York, London

U.K. Bail-in Power Acknowedgement:

Yes. See section entitled “Description of Subordinated Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement dated May 5, 2016 (the “Preliminary Prospectus Supplement”).

Regulatory Event Redemption

If there is a change in the regulatory classification of the Notes that occurs on or after the issue date of the Notes and that does, or would be likely to, result in the whole or any part of the outstanding aggregate principal amount of the Notes at any time being excluded from or ceasing to count towards, the Group’s Tier 2 Capital (a “Regulatory Event”), the Issuer may, at its option, at any time, redeem the Notes, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption. Any redemption upon the occurrence of a Regulatory Event will be subject to the provisions described in the Preliminary Prospectus Supplement.

Tax Redemption

If there is a Tax Event (as defined in the Preliminary Prospectus Supplement), the Issuer may, at its option, at any time, redeem the Notes, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, as further described and subject to the conditions specified in the Preliminary Prospectus Supplement.

Benchmark Treasury:	T 1.625 02/15/26

Spread to Benchmark:	345bps

Reoffer Yield:	5.201%

1 Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Issue Price:	99.992%

Underwriting Discount:	0.45%

Net Proceeds:	USD 1,244,275,000

Sole Bookrunner:	Barclays Capital Inc.

Co-managers:

ANZ Securities, Inc.; BMO Capital Markets Corp.; Capital One Securities, Inc.; Credit Agricole Securities (USA) Inc.; Danske Markets Inc.; Drexel Hamilton, LLC; Great Pacific Securities; Mischler Financial Group, Inc.; Mizuho Securities USA Inc.; Nomura Securities International, Inc.; PNC Capital Markets LLC; RBC Capital Markets, LLC; Samuel A. Ramirez & Company, Inc.; Scotia Capital (USA) Inc.; SMBC Nikko Securities America, Inc.; Telsey Advisory Group LLC; TD Securities (USA) LLC; U.S. Bancorp Investments, Inc.; Wells Fargo Securities, LLC

Risk Factors:	An investment in the Notes involves risks. See “Risk Factors” section beginning on page S-16 of the Preliminary Prospectus Supplement.

Denominations:	USD 200,000 and integral multiples of USD 1,000 in excess thereof

ISIN/CUSIP:	US06738EAP07 / 06738E AP0

Settlement:	DTC; Book-entry; Transferable

Documentation:

To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-195645) and to be issued pursuant to the Dated Subordinated Debt Indenture, dated September 11, 2014, between the Issuer and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture between the Issuer and the Trustee expected to be entered into on May 12, 2016

Listing:	We will apply to list the notes on the New York Stock Exchange

Governing Law:	New York law, except for subordination provisions and waiver of set-off provisions which will be governed by English law

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement

The Issuer has filed a registration statement (including a prospectus dated May 2, 2014 (the “Prospectus”) and the Preliminary Prospectus Supplement) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling 1-888-603-5847.

Exhibit B

Barclays PLC Fixed Income Investor Presentation Q1 2016 Results Announcement 27 April 2016

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Strategy & Performance Overview

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Management focus to deliver value Transatlantic Consumer, Corporate and Investment Bank Barclays UK Barclays Corporate & International Focused UK consumer and Diversified transatlantic wholesale business bank with scale and consumer bank 70bn RWAs 202bn RWAs 20.5% RoTE 9.5% RoTE Well capitalised, supporting solid investment grade credit ratings Measures to deliver strategy and manage legacy headwinds rundown provided Accelerate Non-Core by rundown. plan to pay Flexibility a dividend to fund the of 3.0p for accelerated 2016 and 2017 (FY15 dividend of 6.5p) leading Intention to to further reduce simplification of the 62.3% stake in Barclays Group, Africa Group further cost Limited reductions, (BAGL), and CET1 ratio uplift in two to three years3 Intend to achieve these targets within a reasonable timeframe 3 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Financial highlights Underlying Core RoTE of 10.7%, driven by Barclays UK RoTE of 20.5% and Barclays Corporate & International RoTE of 9.5%5 CET1 ratio of 11.3% and leverage ratio of 4.3% on track to meet end-state capital requirements, with capital benefits from strategic actions to come through Continued good Non-Core momentum: 3bn reduction in RWAs with further 3.4bn reduction expected on completion of announced sales Continued focus on reducing costs and on track to meet 12.8bn 2016 Core cost target TNAV per share increased to 286p from retained profits and favourable reserve movements 4 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Statutory Group financials

Three months ended (£m)	Mar-16	Mar-15	% change
Income	5,041	5,650	(11%)
Impairment	(443)	(386)	(15%)
– *Operating expenses*	*(3,747)*	*(3,067)*	*(22%)*
– *Litigation and conduct*	*(78)*	*(1,039)*	*92%*
Total operating expenses	(3,825)	(4,106)	7%
Profit before tax	793	1,057	(25%)
Tax	(248)	(528)	53%
Profit after tax in respect of continuing operations	545	529	3%
Profit after tax in respect of discontinued operation	166	196	(15%)
Non-controlling interests in respect of continuing operations	(94)	(88)	(7%)
Non-controlling interests in respect of discontinued operation	(80)	(92)	13%
Other equity holders	(104)	(80)	(30%)
Attributable profit	433	465	(7%)
Performance measures			
Return on average tangible shareholders' equity	3.8%	4.0%	
Cost: income ratio	76%	73%	
Loan loss rate (LLR)	40bps	32bps	
Basic earnings per share	2.7p	2.9p	
Notable items – Three months ended (£m)			
– *Own credit*	*(109)*	*128*	Income
– *Gain on valuation of a component of the defined retirement benefit liability*	-	*429*	Operating expenses
– *Provisions for ongoing investigations and litigation including Foreign Exchange*	-	*(800)*	Litigation and conduct
– *Provisions for UK customer redress*	-	*(182)*	Litigation and conduct
– *Losses on sale relating to the Spanish business*	-	*(118)*	Other net income/(expenses)

Q116 Performance metrics

- Group results reflect solid Core performance, with good progress made in Non-Core
- Group income fell by 11% to £5,041m driven by negative income in Non-Core of £242m
  - Core income increased 2% to £5,392m, excluding own credit
- Impairment increased 15% with LLR of 40bps, mostly relating to the oil & gas sector, in line with our expectations
- Total operating expenses reduced by 7%
  - Excluding notable items, total operating expenses increased 8% due to higher restructuring charges in Non-Core and the Corporate & Investment Bank (CIB), structural reform implementation costs, business growth and FX moves
- Group PBT of £793m reflected Core PBT growth, more than offset by Non-Core loss before tax of £815m
  - Non-Core loss driven by increased negative income, including the £374m ESHLA fair value loss, and £182m of restructuring charges
- Africa Banking presented as a discontinued operation – profit after tax decreased 15% to £166m driven by the depreciation of ZAR against GBP
- Group RoTE was 3.8% while Core RoTE was 9.9%, or 10.7% excluding own credit, on a higher average tangible equity base
  - Africa Banking tangible equity included within Head Office

5 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Core: Underlying Return on Tangible Equity of 10.7%

Business performance excluding notable items

Three months ended (£m)	Mar-16	Mar-15	% change
Income	5,392	5,300	2%
Impairment	(414)	(345)	(20%)
– *Operating expenses*	*(3,258)*	*(3,047)*	*(7%)*
– *Litigation and conduct*	*(12)*	*(48)*	*75%*
Total operating expenses	(3,270)	(3,095)	(6%)
Profit before tax	1,717	1,874	(8%)
Attributable profit	1,028	1,206	(15%)

Performance measures excluding notable items

Return on average tangible equity	10.7%	13.4%
Average allocated tangible equity[6]	£39.6bn	£36.3bn
Cost: income ratio	61%	58%
Loan loss rate (LLR)	42bps	35bps
Basic earnings per share	6.3p	7.3p

	Mar-16	Dec-15
Risk weighted assets[6]	£312bn	£304bn

Notable items – Three months ended (£m)	Mar-16	Mar-15
– *Own credit*	*(109)*	*128*
– *Gain on valuation of a component of the defined retirement benefit liability*	-	*429*
– *Provisions for ongoing investigations and litigation including Foreign Exchange*	-	*(800)*
– *Provisions for UK customer redress*	-	*(167)*
– *Losses on sale relating to the Spanish business*	-	*(97)*

Profit/(loss) before tax (£m)	Mar-16	Mar-15	% change
– *Barclays UK*	*704*	*715*	*(2%)*
– *Barclays Corporate & International*	*1,027*	*1,177*	*(13%)*
– *Head Office*	*(14)*	*(19)*	*26%*
Core	1,717	1,874	(8%)

Q116 Performance metrics

- Core income increased 2% to £5,392m, excluding own credit
- Impairment increased to £414m and LLR to 42bps, mostly due to single name exposures in CIB
- Total operating expenses increased 6% driven by higher CIB restructuring charges, structural reform implementation costs, business growth and FX moves
  - Remain on track to hit £12.8bn Core cost target for 2016
- Attributable profit of £1,028m delivered a Core RoTE of 10.7% on a £3bn increase in average allocated equity through continued reallocation of capital from Non-Core
  - £2.3bn of Africa Banking equity included within Head Office

Barclays UK

- Strong RoTE of 20.5% as income declined slightly due to lower fee income, while NIM increased to 3.62% with good growth in customer balances

Barclays Corporate & International

- Strong income growth of 24% in Consumer, Cards & Payments (CC&P), combined with a resilient CIB income performance despite challenging market conditions, delivered RoTE of 9.5%
  - CC&P RoTE increased to 23.4%
  - CIB RoTE was resilient at 7.3%

6 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Non-Core: Continued rundown momentum

Business performance excluding notable items			
Three months ended (£m)	**Mar-16**	**Dec-15**	**Mar-15**
– *Businesses*	*196*	*229*	*304*
– *Securities and loans*	*(402)*	*(195)*	*(68)*
– *Derivatives*	*(36)*	*(102)*	*(14)*
Income	(242)	(68)	222
Impairment	(29)	(32)	(41)
– *Operating expenses*	*(489)*	*(459)*	*(449)*
– *Litigation and conduct*	*(66)*	*(31)*	*(9)*
Total operating expenses	(555)	(578)[7]	(458)
Loss before tax	(815)	(700)	(274)
Attributable loss	(603)	(854)	(225)
Performance measures			
Average allocated tangible equity	£9.0bn	£9.7bn	£12.4bn
Period end allocated tangible equity	£8.5bn	£8.5bn	£11.7bn
Basic earnings/(loss) per share	(3.6p)	(5.1p)	(1.3p)
	Mar-16	**Dec-15**	**Mar-15**
Risk weighted assets	£50.9bn	£54.3bn	£77.9bn
Notable items – Three months ended (£m)	**Mar-16**	**Dec-15**	**Mar-15**
– *Provisions for UK customer redress*	-	*(58)*	*(15)*
– *Impairment of goodwill and other assets*	-	*(96)*	-
– *Losses on sale relating to the Spanish, Portuguese and Italian Businesses*	-	*(246)*	*(21)*

Q116 Performance metrics

- As expected, loss before tax increased to £815m, driven mostly by a fair value loss of £374m on ESHLA (Q415: loss of £156m)
- Income reduced to a net expense of £242m due to ESHLA fair value movements and sell-down of income generating businesses
- Total operating expenses increased £97m to £555m reflecting increased restructuring costs of £182m in Q116
  - Excluding restructuring costs, total operating costs reduced to £373m
- RWAs reduced by £3bn, largely from reductions in the derivatives portfolio

Key drivers/highlights

- Non-Core rundown on track, with further encouraging progress on business sales in particular
  - Completion of the sale of the Portuguese retail business on 1 April 2016, resulting in a further RWA reduction of £1.8bn
  - Announced sales of the Italian retail and Asia wealth businesses, resulting in additional RWA reduction of £1.6bn on completion
- ESHLA portfolio fair value movements of £374m as gilt swap spreads widened further and funding costs
- Strong focus on continued cost reductions in Non-Core to reduce the drag on Group returns

7 | Barclays Q1 2016 Fixed Income Investor Presentation

8 | liQUiditffi & FUndinG ¢redit ratinG aPPendifl strateGffi & PerForman¢e offerffiefi Hold¢o transition & mrel/tla¢ ¢aPital & lefferaGe asset QUalitffi strU¢tUral reForm bARCLAYS Q1 2016 FIXED iNCOME iNVESTOR PRESENTATION nON-¢ORE: rUNDOWN PROGRESSION rfiaS BY TYPE (£BN) lEVERAGE EXPOSURE BY TYPE (£BN) QUARTERLY COSTS9 (£M) QUARTERLY INCOME (£M) 9 10 10 24 11 10 33 22 20 22 11 11 dEC-14 dEC-15 mAR-16 2017 GUIDANCE oPERATIONAL RISK sECURITIES & LOANS dERIVATIVES bUSINESSES C.20 89 54 51 (43$) 116 42 37 127 70 63 50 25 26 23 12 10 dEC-14 dEC-15 mAR-16 sECURITIES & LOANS dERIVATIVES bUSINESSES oTHER 316 136 (57$) 149 436 426 405 378 307 13 70 53 81 182 Q115 Q215 Q315 Q415 Q116 40 449 222 243 215 (68) Q115 Q215 Q315 Q415 (242) sECURITIES & LOANS dERIVATIVES bUSINESSES (464) Q116 196 (402) (36) 8 489 rESTRUCTURING COSTS esHla Fff LOSS: (£374M) 496 458 459 oPERATING EXPENSES rESTRUCTURING COSTS 187231-001 04May16 14:10 Page 8

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Capital & Leverage

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Strong CET1 and leverage ratio trajectory Fully-loaded CET1 ratio10 CET1 ratio of 11.3% as at 31 March 2016, an improvement of 220bps since December 2013 After absorbing a cumulative c.150bps impact of notable conduct and litigation items In Q116, the CET1 ratio decreased modestly to 11.3%, due to an increase in intangibles and a methodology driven increase in PVA, offsetting profits generated during the quarter CET1 capital was up 0.1bn to 40.9bn as profits of 0.5bn generated during the period and an increase in the currency translation reserve was partially offset by expected increases in capital deductions RWAs increased by 4.7bn, mainly driven by FX as seasonal increases were offset by efficient RWA management The leverage ratio has improved by 130bps since December 2013 to 4.3%, even despite a more stringent calculation basis and seasonal Q116 increases In Q116, the ratio decreased by 20bps primarily driven by a seasonal increase in leverage exposure Leverage exposure increased by 54bn primarily due to expected seasonality driving higher settlement balances, and FX Tier 1 capital was broadly flat at 46.3bn reflecting the movements in CET1 capital 10 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Confident in our ability to accrete capital going forward 1 Core divisions generated double digit adjusted RoTEs in 201512 Expect considerable CET1 cushion to absorb potential headwinds and grow Accelerated rundown of Non-Core, high-returning businesses 2 guiding to RWAs of £20bn by end 2017 while maintaining prudent buffers to distribution restriction 3 Planned intention to reduce stake in BAGL3 and stress test hurdles 11 | Barclays FY 2015 Fixed Income Investor Presentation Slide as presented at the FY 2015 results announcement on 1 March 2016

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Managing evolving future minimum CET1 levels

Illustrative evolution of minimum CET1 requirements and buffers[13]



Minimum CRD IV CET1 requirement
2016 Pillar 2A CET1 requirement[14]
G-SIB buffer
Capital Conservation Buffer (CCB)
Counter Cyclical Buffer (CCyB) assumption[15]
Mandatory distribution restrictions hurdle[16]
BoE stress test systemic reference point for 2016 tests[17]
Future CET1 ratio[13] = Regulatory minimum level + c.1-1.5% management buffer
Q116 CET1 11.3%
Current buffer: 3.5%
c.1-1.5% Management buffer
11.7%
c.0.5%
2.5%
8.7%
7.8%
7.2%
0.6%
0.5%
2.0%
2.2%
2.2%
4.5%
4.5%
Shifts in CRD IV buffers
Reduction as P1 RWAs recalibrated
Jan-16
Fully phased-in illustration

CET1 minimum levels and internal management buffer

- As capital buffers and RWAs will evolve over time, we manage our CET1 position to maintain a prudent internal management buffer over future minimum levels to guard against mandatory distribution restrictions[16]
- The management buffer is prudently calibrated, intended to absorb fluctuations in the CET1 ratio, cover against event risk and stress, and to ensure management actions can be taken in sufficient time to avoid breaching mandatory distribution restrictions in stress event
- Barclays PLC distributable reserves at £7.1bn at year-end 2015

Key regulatory variables potentially impacting future minimum CET1 levels

CRD IV buffers

- ↓ De-risking and management actions with aim to reduce the G-SIB buffer
- ↑ Potential future variations in consolidated CCyB

Pillar 2A requirements[14]

- Barclays' 2016 P2A requirement as per the PRA's ICG is 3.9%, of which 2.2% is required to be held in CET1 form
- ↓ Despite 2016 increase, expect partial shift into P1 over time

RWA developments

- While RWAs might increase due to Basel driven rule changes, this should be at least partially offset by reductions in Pillar 2A requirements
- ↓ Updated planning assumption of £360bn of RWAs pre-Basel re-calibrations, or c.£330bn should full regulatory and accounting deconsolidation of BAGL be achieved[3]

12 | Barclays FY 2015 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Managing capital position for regulatory minimum levels and stress testing

Barclays' expected systemic reference points for BoE stress test[13,17]



Minimum CRD IV CET1 requirement
2016 Pillar 2A CET1 requirement[14]
G-SIB buffer
Capital Conservation Buffer (CCB)
Counter Cyclical Buffer (CCyB) assumption[15]
Mandatory distribution restrictions hurdle[16]
BoE stress test systemic reference point for 2016 tests[17]
Future CET1 ratio[13] = Regulatory minimum level + c.1-1.5% management buffer
Q116 CET1 11.3%
7.8%
7.2%
0.6%
0.5%
2.2%
4.5%
9.3%
7.7%
c.0.25%
1.3%
1.0%
2.2%
4.5%
10.6%
8.2%
c.0.5%
1.9%
1.5%
2.2%
4.5%
11.7%
8.7%
c.1-1.5% Management buffer
0.5%
2.5%
2.0%
2.2%
4.5%
Stress buffer[18] (including management buffer): c.4-4.5%
Previous stress tests[19]:
2014 'stress-loss': 160bps
2015 'stress-loss': 290bps
Jan-16
Jan-17
Jan-18
Jan-19

- For the 2016 BoE stress tests, the stress test systemic reference point will include the minimum CRD IV CET 1 requirement, P2A, and a phased-in G-SIB buffer
- The stressed capital ratio for each year over the stress test horizon will be measured against the respective applicable stress test systemic reference point
- Barclays' fully phased-in stress buffer is expected to be c.4-4.5% when including the management buffer, providing ample headroom should future stress losses be higher than experienced to date

13 | Barclays FY 2015 Fixed Income Investor Presentation

| LIQUIDITFFI & FUNDING ¢REDIT RATING APPENDIFL STRATEGFFI & PERFORMAN¢E OFFERFFIEFI HOLD¢O TRANSITION & MREL/TLA¢ ¢APITAL & LEFFERAGE ASSET QUALITFFI STRU¢TURAL REFORM BARCLAYS FFFI 2015 FIXED INCOME INVESTOR PRESENTATION 236 202 57 70 35 51 34 4020 GROUP RFIAS BY RISK TYPE GROUP RFIAS BY DIVISION RFIAS BY RISK TYPE AND DIVISION £363BN GROUP RFIAS (£BN) BY RISK TYPE – MAR-16 GROUP RFIAS (£BN) BY DIVISION – MAR-16 £363BN ¢REDIT RISK: 65$ OPERATIONAL RISK: 16$ ¢OUNTERPARTY CREDIT RISK: 10$ MARKET RISK: 9$ BARCLAYS ¢&I: 56$ BARCLAYS UK: 19$ NON-¢ORE: 14$ HEAD OFFICE: 11$ B¢&I MARKET RISK AND COUNTERPARTY CREDIT RISK ACCOUNT FOR 13$ OF GROUP RFIAS MARKET RISK: £23BN ¢OUNTERPARTY CREDIT RISK: £23BN 14 187231-001 04MAY16 14:10 PAGE 14

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Leverage ratio decreased to 4.3% due to seasonality

Leverage exposure[21] (£bn)


L&A and other assets[22]
SFTs
Leverage ratio[21]
Derivatives
Undrawn commitments
3.7%
4.1%
4.5%
4.3%
1,233
1,139
1,028
1,082
115
157
271
690
112
117
226
684
111
94
195
628
112
99
200
671
Dec-14
Jun-15
Dec-15
Mar-16

Highlights

Q1 2016

- Decrease in leverage ratio to 4.3% primarily driven by an increase in leverage exposure
- Leverage exposure increased by £54bn, primarily due to an expected seasonal increase in settlement balances and FX, while fully-loaded T1 capital was broadly flat on the quarter
- Seasonality was the main driver behind the £67bn increase in Core, while further progress on rundown reduced leverage exposure by £13bn in Non-Core

Regulatory developments

- From 1 January 2016, Barclays is required to also calculate an average leverage ratio based on the average capital measure divided by the average exposure measure for the quarter. As at 31 March 2016, the average leverage ratio was 4.1%[23]
- The average leverage ratio remains well in excess of the expected minimum end-state requirement for Barclays, expected to be below 4%

15 | Barclays FY 2015 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Holding company transition and MREL/TLAC

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

TLAC and MREL requirement expectations

Pillar 1 TLAC minimum requirements and illustrative MREL expectations[24]


Pillar 1 requirements
2016 Pillar 2A requirement[14]
Assumed CRD IV combined buffer requirement
BoE Recapitalisation amount
TLAC
MREL[24]
c.5%
16%
c.21%
c.5%
18%
c.23%
FSB TLAC Jan-19
FSB TLAC Jan-22
Q116 PRA Transitional total capital ratio: 18.2%
CBR 1.1%
3.9%
8%
13%[26]
c.5%
≥8%
3.9%
8%
Recapitalisation
Loss-absorbtion
Equal to at least Pillar 1 minimum TLAC requirements
MREL 2016 expectation
Illustrative Future MREL

- Compliant with 1 January 2016 MREL, if set at applicable regulatory minimum capital levels, including Pillar 2A, as indicated by the Bank of England
- MREL expected to equal applicable minimum capital requirement until 1 January 2020. Ahead of that, G-SIBs are expected to be required to meet at least FSB's Pillar 1 minimum TLAC requirement as of 1 January 2019. This provides UK banks ample time and flexibility to manage the transition period
- Indicative future MREL requirement expected to be communicated later in 2016. As rules are not yet finalised, uncertainty remains both as to the requirement and its calibration

17 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Well positioned to meet future MREL/TLAC requirements

Illustrative annual MREL/TLAC issuance volumes to meet future requirements[24]


Q116 = 21.1%
20.3%
HoldCo Snr: 1.7% (£6.2bn)
T2: 3.9% (£13.6bn)
T1: 3.3% (£11.9bn)
CET1: 11.4% (£40.7bn)
Q116 = 16.1%
15.1%
HoldCo Snr: 1.7% (£6.2bn)
T2: 0.5% (£1.8bn)
AT1: 1.5% (£5.3bn)
CET1: 11.4% (£40.7bn)
c.£6bn p.a. to 1 Jan 2022:
6 year conformance period
23% TLAC requirement +1.5% mgmt buffer
HoldCo Senior
T2: ≥3.0%
AT1: c2.2%
CET1
Dec-15 BoE Transitional MREL
Dec-15 Spot MREL
Illustrative issuance 27
Illustrative 1 Jan 2022 MREL

- Proactive refinancing from HoldCo and liability management exercises executed to date position us well for future requirements
- While our full MREL requirement might apply earlier, we expect the 1 January 2022 requirement to be our binding constraint due to the potential disqualification of OpCo legacy T1 and T2 capital from this point onwards
- At a minimum, we expect to need to meet the Pillar 1 minimum TLAC requirement of 18%, plus an assumed CBR of c.5% by 1 January 2022, on top of which we expect to hold a prudent management buffer
- Manageable annual illustrative issuance volumes across AT1, T2 and HoldCo senior debt, subject to market conditions and capacity
- Further CET1 accretion and planned intentions for BAGL[3] expected to provide additional flexibility to meet a higher MREL if required
- Precise composition of future MREL stack remains subject to our final MREL requirement, shifts in the various components of our future total capital requirements, and the relative pricing of – and market appetite for – various HoldCo debt classes

18 | Barclays Q1 2016 Fixed Income Investor Presentation

| BARCLAYS Q1 2016 FIXED INCOME INVESTOR PRESENTATION LIQUIDITFFI & FUNDING ¢REDIT RATING APPENDIFL STRATEGFFI & PERFORMAN¢E OFFERFFIEFI HOLD¢O TRANSITION & MREL/TLA¢ ¢APITAL & LEFFERAGE ASSET QUALITFFI STRU¢TURAL REFORM 3.1 0.3 0.0 3.0 0.2 0.0 0.0 0.7 2016 2017 2018 2019 2020 2021 2022 2023+ FIRST CALL DATE 4.4 4.5 1.0 5.1 1.7 1.5 0.3 3.9 0.9 1.3 0.9 0.7 2.4 2016 2017 2018 2019 2020 2021 2022 2023+(£BN) DEC-15 MAR-16 PRA TRANSITIONAL ¢OMMON EQUITY TIER 1 CAPITAL 40.7 40.9 PRA TRANSITIONAL ADDITIONAL TIER 1 REGULATORY CAPITAL 11.9 11.0 –BARCLAYS PL¢ (HOLD¢O) 5.3 5.3 –BARCLAYS BANK PL¢ (OP¢O) 6.6 5.7 PRA TRANSITIONAL TIER 2 REGULATORY CAPITAL 13.8 14.3 –BARCLAYS PL¢ (HOLD¢O) 1.8 1.9 –BARCLAYS BANK PL¢ (OP¢O) 12.0 12.5 PRA TRANSITIONAL TOTAL REGULATORY CAPITAL 66.5 66.2

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

UK approach to resolution

Illustrative UK resolution loss allocation waterfall[31]


OpCo waterfall
STEP 1
Total OpCo losses are allocated to OpCo investors in accordance with the OpCo creditor hierarchy
Each class of instrument should rank *pari passu* irrespective of holder, therefore LGD of external and internal instruments of the same class are expected to be the same
Intercompany investments
STEP 2
Losses are transmitted to HoldCo through write-down of its intercompany investments in line with the OpCo's creditor hierarchy
The HoldCo's investments are impaired by aggregating the losses on each of the intercompany investments
HoldCo waterfall
STEP 3
The loss on HoldCo's investment from step 2 is allocated to the HoldCo's investors in accordance with the HoldCo creditor hierarchy
The HoldCo creditor hierarchy remains intact
LOSS ABSORBTION
5
4
3
2
1
Senior Unsecured
Other internal TLAC[32]
External Tier 2
Inter-company Tier 2
External Tier 1
Inter-company AT1
Equity
Illustrative OpCo loss
OpCo Liabilities
Loss allocation
Senior Unsecured investment
Other internal TLAC[32] investment
Tier 2 investment
AT1 investment
Equity investment
HoldCo Investments in OpCo
Illustrative HoldCo loss
Senior Unsecured
Tier 2
Additional Tier 1
Equity
HoldCo Liabilities
LOSS ABSORBTION

- BRRD PONV write-down powers ensures OpCo regulatory capital (external and internal) is written down after equity[33]
- The illustrative loss shows that external and internal OpCo investments of the same rank in resolution should have the same LGD. However, step 3 illustrates that the LGD for an OpCo instrument class could be different to that of the same class at the HoldCo where the diversification of a banking group is retained
- External loss absorbing capacity at OpCo provides support to HoldCo and its creditors
- Important for UK HoldCo investors to understand nature of intercompany arrangements

20 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Barclays PLC parent company accounts

Barclays PLC parent company balance sheet

Balance sheet

	As at 31 Dec-15 £m	As at 31 Mar-16 £m
Assets		
Investment in subsidiary	35,303	35,303
Loans and advances to subsidiary	7,990	12,414
Derivative financial instrument	210	275
Other assets	133	728
Total assets	43,636	48,720
Liabilities		
Deposits from banks	494	487
Subordinated liabilities	1,766	1,861
Debt securities in issue	6,224	10,553
Other liabilities	-	-
Total liabilities	8,484	12,901
Shareholders' equity		
Called up share capital	4,201	4,221
Share premium account	17,385	17,491
Other equity instruments	5,321	5,321
Capital redemption reserve	394	394
Retained earnings	7,851	8,392
Total shareholders' equity	35,152	35,819
Total liabilities and shareholders' equity	43,636	48,720

Key notes

- Barclays PLC is the holding company of the Barclays Group
- The HoldCo's primary assets currently are its investments in, and loans and advances made to, its sole direct subsidiary, Barclays Bank PLC, the operating company
- As Barclays continues to be committed to issuing most capital and term vanilla senior unsecured debt out of the HoldCo going forward, the HoldCo balance sheet is expected to increase
- As at 31 December 2015, the distributable reserves of Barclays PLC were £7.1bn

Notes to the parent company balance sheet as at 31 March 2015

Investment in subsidiary

The investment in subsidiary of £35,303m (31 December 2015: £35,303m) represents investments made into Barclays Bank PLC, including £5,321m (31 December 2015: £5,321m) of AT1 securities. There has been no movement in AT1 securities in the period.

Loans and advances to subsidiary, subordinated liabilities and debt securities in issue

There were no new issuances of subordinated notes in the period. The subordinated liabilities balance was £1,861m (31 December 2015: £1,766m) after revaluation. There were issuances of $4.0bn, €1.5bn and AUD 60m of Fixed Rate Notes and €100m of private placement debt included within the debt securities in issue balance of £10,553m (2015: £6,224m). The proceeds raised through these transactions were used to invest in Barclays Bank PLC Notes in each case with a ranking corresponding to the notes issued by Barclays PLC and included within the loans and advances to subsidiary balance of £12,414m (31 December 2015: £7,990m).

21 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Structural Reform

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Simplifying our business divisions for structural reform Formation of the UK Ring-fenced Bank Barclays Bank PLC (and subsidiaries) Residual assets to (RFB) prior to 1 January 2019 RFB and BB PLC Delivering entities with strong returns and well balanced funding profiles Legal constructs Well capitalised entities with strong balance sheets and asset quality Expect that both divisions, when separately assessed, would support solid investment grade ratings 23 | Barclays Q1 2016 Fixed Income Investor Presentation Slide as presented at the FY 2015 results announcement on 1 March 2016

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Anticipated funding sources of future UK ring-fenced bank and Barclays Bank PLC (and subsidiaries)

Barclays PLC[36]

Divisional constructs

Barclays UK	Barclays Corporate & International
Focused UK consumer and business bank with scale	Diversified transatlantic wholesale and consumer bank

Legal entity constructs

Formation of the UK Ring-fenced Bank prior to 1 January 2019

Funding sources: **FY15 LDR: 94%**

- **Deposit funding:**
  - Retail deposits
  - Business banking deposits
- **Term funding:**
  - Equity, debt capital and term senior unsecured debt downstreamed from B PLC (Internal MREL/TLAC)
  - Secured funding (e.g. covered bonds and ABS)
- **Other operating funding:**
  - Short-term funding (e.g. CD/CP)

Barclays Bank PLC (and subsidiaries)

Funding sources: **FY15 LDR: 88%**

- **Deposit funding:**
  - Mid and large corporate deposits
  - Delaware deposits
  - International wealth customer deposits
- **Term funding:**
  - Equity, debt capital and term senior unsecured debt downstreamed from B PLC (Internal MREL/TLAC)
  - Residual outstanding BB PLC externally issued debt capital and senior unsecured debt (including structured notes)
  - Secured funding (e.g. ABS)
- **Other operating funding (externally issued):**
  - Short-term funding (e.g. CD/CP)

24 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Liquidity & Funding

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Maintaining a robust liquidity position and well diversified funding profile

High quality liquidity pool (excluding BAGL) (£bn)


LCR[37]
124%
133%
129%
149
145
132
27
85
37
22
75
48
26
55
51
Dec-14
Dec-15
Mar-16
Cash & Deposits at Central Banks
Government Bonds
Other Available Liquidity

Robust liquidity position

- Stable liquidity position with the Group liquidity pool at £132bn, providing a surplus to internal and external minimum requirements
- Quality of the pool remains high:
  - 79% held in cash, deposits with central banks and high quality government bonds
  - 91% of government bonds are securities issued by UK, US, Japanese, French, German, Danish, Swiss and Dutch sovereigns
- Illustrating our robust liquidity position; all else being equal, no need to access term wholesale funding markets for the remainder of the year in order to maintain an expected LCR above 100%

Total funding (excluding BAGL)


LDR[38]
89%
86%
84%
£508bn
£499bn
£490bn
13%
13%
8%
4%
62%
11%
13%
7%
4%
64%
11%
13%
5%
4%
66%
Dec-14
Dec-15
Mar-16
Customer deposits
Secured term funding
Sub. Debt[39]
Short-term debt and other deposits
Unsecured term funding

Well balanced funding profile

- Group Loan to Deposit Ratio (LDR) and the LDR for the retail businesses stable at 96% and 84% respectively
- NSFR at 106% as at Dec-15 (Dec-14: 102%)[40]
- As at Q116, remaining maturities across public and private senior unsecured and secured, and capital instruments of £8bn in 2016, and £18bn in 2017

<u>2016 issuance plan</u>

- Successfully issued £4.1bn of HoldCo senior unsecured debt in Q116. Further issuance subject to market conditions and investor capacity
- Aim to build a diversified funding profile at the HoldCo across currencies, maturities and channels
- We expect to be a measured issuer of AT1 and T2 out of HoldCo over the next few years

26 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Continue to access diverse wholesale funding sources across multiple products, currencies and maturities

Wholesale funding by product[39]


11%
13%
4%
15%
25%
12%
15%
5%
Deposits from banks
CDs and CPs
ABCPs
Public benchmark MTNs
Privately placed MTNs
Covered bonds/ABS
Subordinated liabilities[39]
Other[41]

Wholesale funding by maturity[39]


12%
8%
8%
12%
12%
6%
9%
8%
25%
≤ 1 month
> 1 mth but ≤ 3 mths
> 3 mths but ≤ 6 mths
> 6 mths but ≤ 12 mths
> 1 year but ≤ 2 years
> 2 year but ≤ 3 years
> 3 year but ≤ 4 years
> 4 year but ≤ 5 years
> 5 years

By currency[39]	USD	EUR	GBP	Others
As at 31 March 2016	41%	33%	18%	8%
As at 31 December 2015	38%	31%	23%	8%

Key messages

- Overall funding requirements for the Group have reduced as we have de-levered the balance sheet. Total wholesale funding (excluding repurchase agreements) was broadly stable at £141bn in Q116
  - £56bn matures in less than one year, while £17bn matures within one month (Dec-15: £53bn and £16bn respectively)
- The Group made good progress on its commitment to transition to a holding company capital and wholesale funding model during the quarter
- Q116 issuance activity from Barclays PLC includes:
  - c.£4bn equivalent of public benchmark senior unsecured debt issued by Barclays PLC
  - Private MTN issuance from Barclays PLC across three currencies
- The Group bought back £5.3bn of outstanding Barclays Bank PLC senior debt and capital instruments as part of Barclays' ongoing liability management
  - £4.7bn equivalent of senior instruments across 8 instruments
  - £0.6bn of subordinated instruments across 3 instruments
- As at Q116, the Group has £8bn of total term funding maturing in 2016 and £18bn maturing in 2017

27 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Asset quality

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Stable CRLs in proportion to gross L&A reflecting Barclays prudent approach to credit risk management

Retail CRL % of Gross L&A[42]


Dec-15
Mar-16
1.5%
1.4%
3.3%
3.8%
1.7%
1.8%
7.4%
8.4%
2.1%
2.2%
Barclays UK
Barclays Corporate & International
Core
Non-Core
Group

Strong coverage of Group Credit Risk Loans (CRLs) and stable Loan Loss Rate (LLR)[42]


CRLs % of Gross L&A
Loan loss rate
CRL coverage
65%
63%
1.6%
42bps
1.5%
40bps
Dec-15
Mar-16

	Dec-15	Mar-16
CRLs	6,445	6,849
L&As[43]	414,090	449,439

Wholesale CRL % Gross L&A[42]


Dec-15
Mar-16
3.9%
3.9%
0.8%
0.8%
1.1%
1.0%
1.1%
1.1%
1.1%
1.0%
Barclays UK
Barclays Corporate & International
Core
Non-Core
Group

Definitions

- A loan becomes a CRL when evidence of deterioration has been observed. A loan may be reported in one of three categories: impaired loans; accruing loans which are contractually overdue 90 days or more as to principal or interest; impaired and restructured loans. These may include loans which, while impaired, are still performing but have associated individual impairment allowances raised against them
- LLR is the impairment charge (annualised) as a proportion of gross loans and advances

29 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Limited oil and gas exposures and robust risk management (31 December 2015) Key stats Good quality and well diversified Effective risk management Total credit risk exposures of Of our total wholesale credit exposures44: Our exposure to Oil & Gas is well balanced, with no large concentration of exposure, either by 18.2bn activity or geography Majority of exposure is to oil majors and other 4.4bn on-balance sheet investment grade clients Strong For remaining exposures, our lending is 78% conservative 106m - Lending to Exploration & Production (E&P), for example, is primarily through Impairment in 2015 Weak Satisfactory collateralised reserve based lending structures whereby loans are secured by the 3% 19% value of proven and producing reserves Exposure to the metals and mining sector is to If oil prices remained at experienced counterparties with established c.$30 per barrel track records and strong balance sheets - Majority of exposure is to diversified majors throughout 2016, estimate additional Services and other investment grade clients impairment of 17% Refining 4% c.250m E&P 62% Midstream Or if prices reduced to 17% c.$25 per barrel, c.450m 30 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Level 3 assets at 31 December 2015 Level 3 assets (bn) Other Available for Sale investments Derivative financial assets Financial assets designated at fair value Trading portfolio assets 31 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Credit ratings

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Focused on maintaining strong investment grade ratings

Ratings[45]	Standard & Poor's	Moody's	Fitch
Standalone rating	bbb+	baa2	a
Barclays PLC (B PLC - HoldCo)			
Senior long-term	BBB/Stable	Baa3/Stable	A/Stable
Senior short-term	A-2	P-3	F1
Tier 2	BB+	Baa3	A-
AT1	B+	Ba2	BB+
Barclays Bank PLC (BB PLC - OpCo)			
Senior long-term	A-/Stable	A2/Stable	A/Stable
Senior short-term	A-2	P-1	F1
T2 CoCos	BB+	-	BBB-
UT2	BB+	Ba1	BBB
LT2	BBB-	Baa3[46]	A-
Tier 1	BB	Ba1/Ba2	BBB-/BB+

- Barclays is committed to maintaining strong investment grade ratings
- All ratings carry a stable outlook across S&P, Moody's and Fitch
- Industry-wide rating agency actions in 2015 were driven by evolving regulatory resolution frameworks, influencing rating agencies reassessments of the likelihood of sovereign support for senior creditors, and rating methodologies
- Implications for senior HoldCo debt as a result of this action was punitive as
  - No uplift for junior debt cushions to offset sovereign support notch removal, and/or
  - Expected increase in thickness of the senior HoldCo layer which will benefit LGD over time not taken into account

33 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Barclays rating composition for senior debt

	Standard & Poor's		Moody's		Fitch			
Stand-alone rating	**Stand-Alone Credit Profile**	**bbb+**	**Baseline Credit Assessment**	**baa2**	**Viability Ratings**	**a**		
	Anchor	bbb+	Macro profile	Strong+	Operating environment	aa	to	a+
	Business position	0	Financial profile	baa2	Company profile	a	to	bbb+
	Capital and earnings	0	Qualitative adjustments	0	Management & Strategy	a+	to	a-
	Risk position	0			Risk appetite	a+	to	a-
	Funding and liquidity	0			Financial profile[52]	a+	to	bbb
+								
Additional factors	**Additional factors**		**Additional factors**		**Additional factors**			
	Notching (HoldCo)	-1	Loss given failure (HoldCo)	-1	Government support	0		
	ALAC[47] support (OpCo)	+1	Government support (OpCo)	1	Qualifying junior debt	0		
	Government support	0	Loss given failure (OpCo)	2				
	Group support	0						
=								
Liability ratings	HoldCo senior long-term	BBB	HoldCo senior long-term	Baa3	HoldCo senior long-term	A		
	OpCo senior long-term	A-	OpCo senior long-term	A2	OpCo senior long-term	A		
	OpCo senior short-term	A-2	OpCo senior short-term	P-1	OpCo senior short-term	F1		
	Outlook	Stable	Outlook	Stable	Outlook	Stable		

34 | Barclays Q1 2016 Fixed Income Investor Presentation

| BARCLAYS Q1 2016 FIXED INCOME INVESTOR PRESENTATION LIQUIDITFFI & FUNDING ¢REDIT RATING APPENDIFL STRATEGFFI & PERFORMAN¢E OFFERFFIEFI HOLD¢O TRANSITION & MREL/TLA¢ ¢APITAL & LEFFERAGE ASSET QUALITFFI STRU¢TURAL REFORM BARCLAYS RATING COMPOSITION FOR SUBORDINATED DEBT 35 STANDARD & POOR’S MOODY’S FITCH STAND-ALONE RATING STAND-ALONE ¢REDIT PROFILE BBB+ BASELINE ¢REDIT ASSESSMENT BAA2 FFIABILITY RATING A NOTCHING HOLD¢O OP¢O HOLD¢O OP¢O HOLD¢O OP¢O T2 AT1 T2 ¢OCO UT2 LT2 T1 T2 AT1 T2 ¢OCO UT2 LT2 T1 (CUM) T1 (NON-CUM) T2 AT1 T2 ¢OCO UT2 LT2 T1 ¢ONTRACTUAL SUBORDINATION -1 -1 -1 -1 -1 -1 LGF -1 -1 -1 -1 -1 LOSS SEVERITY -1 -2 -2 -1 -1 -2 BAIL-IN FEATURE -1 -1 -1 -1 -1 -1 ¢OUPON SKIP RISK (CUM) -1 -1 BUFFER TO TRIGGER -1 -1 ¢OUPON SKIP RISK (NON CUM) -2 NON-PERFORMANCE RISK -3 -2 -2 -2/ -3 ¢OUPON SKIP RISK -2 -1 -2 MODEL-BASED OUTCOME WITH LEGACY T1 RATING CAP -3 STRUCTURAL SUBORDINATION -1 -1 TOTAL NOTCHING -3 -6 -3 -3 -2 -4 TOTAL NOTCHING -1 -3 -2 -1 -2 -3 TOTAL NOTCHING -1 -5 -4 -3 -1 -4/-5 LIABILITY RATINGS RATING BB+ B+ BB+ BB+ BBB- BB RATING BAA3 BA2 N/A BA1 BAA346 BA1 BA2 RATING A- BB+ BBB- BBB A- BBB-/BB+ OUTLOOK STABLE OUTLOOK STABLE OUTLOOK STABLE

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Appendix

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC One-time increase to Non-Core: 2017 RWA guidance retained 1 Maintain guidance of around 20bn of RWAs by end-2017 In order to provide flexibility to fund the 2 Rundown will result in increased negative income and costs in 2016 accelerated rundown, we intend to pay a dividend Negative income: broadly in line with Q415 run rate of 3p for 2016 and 2017 Costs: additional c.600m plus restructuring costs of c.400m with expectation to pay out a significant - Majority of these are expected to be exited in the course of 2016 proportion of earnings over time Confidence in ability to manage completion of the rundown 37 | Barclays Q1 2016 Fixed Income Investor Presentation Slide as presented at the FY 2015 results announcement on 1 March 2016

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Intention to reduce 62.3% stake in Barclays Africa Group Limited (BAGL)

Impact of sell-down[3]

c.£2bn
Cost reduction

c.40,000
Headcount reduction

CET1 ratio uplift
in 2-3 years

Rationale for sell-down

- 100% financial responsibility with only 62.3% of benefits
- Despite strong returns profile locally, significantly diluted at Barclays Group level
- UK Bank Levy, GSIB buffer, MREL/TLAC and other regulatory requirements present challenges to Barclays as owners
- Intention to sell down to level which permits accounting and regulatory deconsolidation[3]

FY15 returns (%)


17.0
RoE dilution 8.3%
8.7
3.0
11.7
BAGL RoE
Africa Banking RoE
Goodwill
Africa Banking RoTE

Sell-down will lead to further simplification of the Group, resulting in cost reductions and CET1 ratio uplift

38 | Barclays Q1 2016 Fixed Income Investor Presentation

Slide as presented at the FY 2015 results announcement on 1 March 2016

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Barclays UK:
Focused UK consumer and business bank with scale

Differentiated through scale, with 23 million customers, and digital innovation

Business	Highlights
Personal Banking	16 million retail customers Digital is our biggest branch
Barclaycard UK	11 million UK customers #1 UK credit card issuer[48]
Business Banking and Wealth	23% of all UK startups[49] #2 UK wealth manager[50]

- Leading the way in digital with our track record of innovation
- Driving increased customer engagement
- Deepening customer relationships and driving higher returns

39 | Barclays Q1 2016 Fixed Income Investor Presentation

Slide as presented at the FY 2015 results announcement on 1 March 2016

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Barclays Corporate & International: Diversified transatlantic wholesale and consumer bank

Scale and strength with growth opportunities in key geographies, with prudent risk management

Corporate and Investment Bank
- Top tier investment bank
- #1 US fee share for European banks[51]
- #1 arranger of UK corporate loans[52]

Payments and Merchant Acquiring
- #2 merchant acquirer in Europe[53]
- c.£300bn payments volume in 2015

Barclaycard and Wealth International
- #5 US co-brand credit card issuer[54]
- Top 10 US credit card receivables[55]

Diversified and resilient transatlantic business with global client reach

Delivering solutions for our corporate clients' financing, payments and transactional banking needs

Strong growth potential across Barclays Corporate & International businesses

40 | Barclays Q1 2016 Fixed Income Investor Presentation

Slide as presented at the FY 2015 results announcement on 1 March 2016

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Business level analysis of Barclays UK and Barclays Corporate & International

Barclays UK – Q116

Income by business (£m)


393
919
491

Impairment by business (£m)[56]


42
105

Loans and advances to customers by business (£bn)


16
16
135

Customer deposits by business (£bn)


46
133

■ Personal Banking ■ Barclaycard Consumer UK ■ Wealth, Entrepreneurs & Business Banking

Barclays Corporate & International – Q116

Income by business (£m)


917
1,408
1,185

■ Consumer, Cards & Payments ■ Markets ■ Banking

41 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Barclays UK: Return on Tangible Equity of 20.5%

Business performance excluding notable items			
Three months ended (£m)	Mar-16	Mar-15	% change
Income	1,803	1,831	(2%)
Impairment	(146)	(167)	13%
– *Operating expenses*	*(952)*	*(945)*	*(1%)*
– *Litigation and conduct*	*(1)*	*(1)*	-
Total operating expenses	(953)	(946)	(1%)
Profit before tax	704	715	(2%)
Attributable profit	467	561	(17%)

Performance measures excluding notable items		
Return on average tangible equity	20.5%	24.0%
Average allocated tangible equity	£9.3bn	£9.4bn
Cost: income ratio	53%	52%
Loan loss rate (LLR)	34bps	40bps
Net interest margin	362bps	360bps
	Mar-16	Dec-15
Loans and advances to customers	£166.2bn	£166.1bn
Customer deposits	£179.1bn	£176.8bn
Risk weighted assets	£69.7bn	£69.5bn

Notable items – Three months ended (£m)	Mar-16	Mar-15
– *Gain on valuation of a component of the defined retirement benefit liability*	-	*296*
– *Provisions for UK customer redress*	-	*(167)*

Q116 Performance metrics

- Strong RoTE of 20.5% as PBT declined slightly to £704m
- Income reduced 2% to £1,803m, due to lower fee income and mortgage market competition, with NIM increasing to 3.62%
- Reduction in impairment of 13% and LLR to 34bps reflected continued prudent risk appetite and the ongoing benign UK economic environment
- Underlying total operating expenses were broadly flat on Q115, resulting in a cost to income ratio of 53%
  - Strategic cost reductions from digitisation and automation of processes and lower restructuring charges offset by structural reform programme implementation costs

Key drivers

Personal Banking

- Growth of 8% in personal deposits with repricing driving improved savings margins
- Gross mortgage lending reached highest level since Q314 on increased share of front book lending, although competition reduced margins
- Continued increase in active Barclays Mobile Banking customers to 4.1m reflecting growth in digital channel adoption by customers

Barclaycard Consumer UK

- 2% year-on-year growth in loans and advances to £16bn as at Q116
- Card spend value of £7bn in Q116, up 6% vs. Q115[57]

Wealth Entrepreneur & Business Banking (WEBB)

- Lower equity markets reduced management fees, offset by improved deposit repricing in Wealth
- Steady balance growth of 2% in Business Banking

42 | Barclays Q1 2016 Financial Results | 27 April 2016

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Barclays UK: Stable income on increased customer balances

Income (£m) – Three months ended	Mar-16	Mar-15	% change
Net interest income	1,501	1,486	1%
– Net interest margin	*362bps*	*360bps*	
Non-interest income	302	345	(12%)
Total income	1,803	1,831	(2%)

- NIM increased to 3.62%, with a marginal increase in net interest income
  - Improvement in savings margins offset by continued mortgage margin pressures
- Non-interest income declined to £302m
  - Barclaycard UK impacted by EU interchange fee regulation – excluding this, income remained strong
  - Lower equity markets impacted Wealth management fees

Net Interest Margin


3.60%
3.54%
3.54%
3.58%
3.62%
Q115
Q215
Q315
Q415
Q116

Loans and advances to customers (£bn)


0%
134.3
134.7
Q115
Q116
Personal Banking
+2%
15.7
16.0
Q115
Q116
Barclaycard Consumer UK
(3%)
16.0
15.5
Q115
Q116
Wealth, Entrepreneurs & Business Banking

Customer deposits (£bn)


+8%
123.4
132.9
Q115
Q116
Personal Banking
+2%
45.3
46.2
Q115
Q116
Wealth, Entrepreneurs & Business Banking

43 | Barclays Q1 2016 Financial Results | 27 April 2016

STRATEGY & HOLDCO CAPITAL STRUCTURAL LIQUIDITY PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX & LEVERAGE REFORM & FUNDING OVERVIEW & MREL/TLAC Barclays UK: Digital is Barclays biggest branch Personal Banking Q116 2015 2014 2013 Digitally active 5.3m 6.3m 6.9m 7.0m Barclays Mobile Banking 2.1m 3.1m 3.9m 4.1m (BMB) active customers Payments and transfers £13.3bn £16.1bn £19.0bn £25.4bn (monthly) Unsecured lending £0.5bn completed digitally end-to-end £0.5bn £1.0bn £1.6bn In the three months (yearly) ended Mar-16 Online unsecured lending has a cost to income ratio in the low 20s 44 | Barclays Q1 2016 Fixed Income Investor Presentation

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Barclays Corporate & International: RoTE of 9.5%

Business performance excluding notable items			
Three months ended (£m)	Mar-16	Mar-15	% change
– *Corporate & Investment Bank*	*2,596*	*2,713*	*(4%)*
– *Consumer, Cards & Payments*	*917*	*741*	*24%*
Income	3,513	3,454	2%
Impairment	(269)	(178)	(51%)
– *Operating expenses*	*(2,221)*	*(2,069)*	*(7%)*
– *Litigation and conduct*	*(4)*	*(45)*	*91%*
Total operating expenses	(2,225)	(2,114)	(5%)
Profit before tax	1,027	1,177	(13%)
Attributable profit	575	678	(15%)

Performance measures excluding notable items		
Return on average tangible equity	9.5%	10.9%
Average allocated tangible equity	£25.1bn	£25.3bn
Cost: income ratio	63%	61%
Loan loss rate (LLR)	50bps	32bps
Net interest margin[58]	461bps	438bps
	Mar-16	Dec-15
Risk weighted assets	£202.2bn	£194.8bn

Notable items – Three months ended (£m)	Mar-16	Mar-15
– *Gain on valuation of a component of the defined retirement benefit liability*	-	*133*
– *Provisions for ongoing investigations and litigation including Foreign Exchange*	-	*(800)*

Q116 Performance metrics

- Income growth of 2% to £3,513m through diversification benefit, driven by strong growth in CC&P and resilient CIB income
- NIM increased to 4.61% representing continued growth in interest earning lending as a proportion of average gross receivables in CC&P
- Impairment increased to £269m with LLR increasing to 50bps largely driven by single name CIB exposures, in line with expectations
- Growth in CC&P, CIB restructuring charges, structural reform implementation costs and FX led to an increase in underlying costs of 5%
- RoTE was 9.5% on attributable profit of £575m

Corporate & Investment Bank (CIB)

- Resilient income of £2,596m, down 4% in challenging market conditions, driven by strong Credit performance (+46%) and growth in Corporate Lending
- Gaining market position in key banking products
- Higher restructuring costs and USD appreciation contributed to increased underlying CIB operating costs

Consumer, Cards & Payments (CC&P)

- Double digit income growth in Barclaycard US, Germany and Merchant Acquiring led to PBT doubling to £326m

45 | Barclays Q1 2016 Financial Results | 27 April 2016

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Corporate & Investment Bank: RoTE of 7.3%

Business performance excluding notable items			
Three months ended (£m)	**Mar-16**	**Mar-15**	**% change**
Markets	1,408	1,466	(4%)
– *Credit*	*322*	*220*	*46%*
– *Equities*	*513*	*589*	*(13%)*
– *Macro*	*573*	*657*	*(13%)*
Banking	1,185	1,246	(5%)
– *Banking fees*	*481*	*548*	*(12%)*
– *Corporate lending*	*296*	*285*	*4%*
– *Transactional banking*	*408*	*413*	*(1%)*
Income	2,596	2,713	(4%)
Impairment	(95)	1	
Total operating expenses	(1,800)	(1,700)	(6%)
Profit before tax	701	1,014	(31%)
Performance measures excluding notable items			
Return on average tangible equity	7.3%	10.7%	
	Mar-16	**Dec-15**	
Risk weighted assets	£172.6bn	£167.3bn	

Costs excluding notable items (£m)


c.1,780
c.80
1,700
c.90
c.50
c.40
1,800
Q115 pre-moves to Non-Core
Moves to Non-Core
Q115
Restructuring charges
FX impact
Net cost reductions
Q116

Q116 Performance metrics

- Resilient CIB performance in challenging conditions as income reduced 4% to £2,596m, including favourable FX moves
  - Markets income down 4%, supported by strong Credit performance
  - Banking income down 5%, mainly driven by lower ECM activity offset by higher financial advisory fees
- Impairment increased to £95m largely from single name exposures in the oil & gas sector as expected
- Underlying costs increased 6% reflecting c.£90m higher restructuring costs and appreciation of USD against GBP
  - c.£80m of 2015 costs were transferred to Non-Core on 1 March 2016
- PBT declined to £701m, driving RoTE of 7.3%

Key drivers

Markets

- Strong credit performance, up 46%, largely due to an improvement in our US flow business
- Lower income in Rates and Currency products led to a 13% reduction in Macro, reflecting lower client activity
- Equities fell 13% due to declines in equity derivatives reflecting lower client volumes

Banking

- Low levels of equity and debt underwriting impacted Banking fees, although Advisory performed well
  - Momentum in Q1 with improved positions in M&A announced volume – advised on 3 of the top 5 deals
  - #1 in EMEA Investment Grade debt (from #2) and loans and #3 in Global Leveraged Finance based on fee share (from #5)[59]
- Strong balance growth in corporate loans and deposits

46 | Barclays Q1 2016 Financial Results | 27 April 2016

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Consumer, Cards & Payments: RoTE of 23.4%

Business performance excluding notable items

Three months ended (£m)	Mar-16	Mar-15	% change
Income	917	741	24%
Impairment	(174)	(179)	3%
Total operating expenses	(425)	(414)	(3%)
Profit before tax	326	163	100%
Performance measures excluding notable items			
Return on average tangible equity	23.4%	11.8%	

Loans and advances to customers (£bn)



10%
29.8
32.9
Q115
Q116

Customer deposits (£bn)



10%
40.1
44.2
Q115
Q116

Q116 Performance metrics

- PBT doubled to £326m on income growth of 24% including favourable FX moves, driving RoTE of 23.4%
  - Double digit income growth in Barclaycard US, Germany and Merchant Acquiring
- Impairment reduced 3% despite good growth in balances
- Total operating expenses increased 3% to £425m due to growth in Barclaycard US, Germany and Barclaycard Business Solutions and the appreciation of USD against GBP
- Customer deposits increased by 10% largely due to growth in net new assets

Key metrics

Barclaycard US

- 19% growth in loans and advances to customers to £16.5bn as at Q116
- Card spend value of £11.7bn in Q116, up 11% vs. Q115[56]
- Completed acquisition and conversion of JetBlue portfolio
  - New account acquisition launched in Mar-16 with volumes above initial expectations

Barclaycard Germany

- 12% growth in customers on Q115 to over 1m
- 19% growth in loans and advances to £2.5bn as at Q116

Barclaycard Business Solutions (BBS)

- Merchant Acquiring business processed payments to the value of £52.4bn in Q116 (average of £569m per day)

47 | Barclays Q1 2016 Financial Results | 27 April 2016

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Head Office and Africa Banking summary financials

Business performance excluding notable items		
Head Office – Three months ended (£m)	**Mar-16**	**Mar-15**
Income	76	14
Impairment	1	-
– *Operating expenses*	*(85)*	*(34)*
– *Litigation and conduct*	*(7)*	*(1)*
Total operating expenses	(92)	(35)
(Loss)/profit before tax	(14)	(19)
Attributable profit	(15)	(34)
Performance measures excluding notable items		
Average allocated tangible equity[60,61]	£5.2bn	£1.6bn
	Mar-16	**Dec-15**
Risk weighted assets[61]	£40.3bn	£39.7bn
Notable items – Three months ended (£m)	**Mar-16**	**Mar-15**
– *Own credit*	*(109)*	*128*
– *Losses on sale relating to the Spanish, Portuguese and Italian Businesses*	-	*(97)*

Africa Banking Three months ended – (£m)	Mar-16	Mar-15	% change
Income	818	908	(10%)
Impairment	(111)	(91)	(22%)
Total operating expenses	(477)	(539)	12%
Profit before tax	231	280	(18%)
Profit after tax[62]	166	196	(15%)
Non-controlling interests[62]	(80)	(92)	13%
Attributable profit	86	104	(17%)

	Mar-16	Dec-15
Risk weighted assets	£33.9bn	£31.7bn

- Profit after tax and non-controlling interests presented in the Group income statement as a discontinued operation
- Tangible equity and risk weighted assets included within Head Office

48 | Barclays Q1 2016 Financial Results | 27 April 2016

STRATEGY & PERFORMANCE OVERVIEW | CAPITAL & LEVERAGE | HOLDCO TRANSITION & MREL/TLAC | STRUCTURAL REFORM | LIQUIDITY & FUNDING | ASSET QUALITY | CREDIT RATING | APPENDIX

Wholesale funding composition[63]

As at 31 March 2016 (£bn)	≤1 month	>1 month but ≤3 months	>3 months but ≤6 months	>6 months but ≤12 months	Total ≤1 year	>1 year but ≤2 years	>2 year but ≤3 years	>3 year but ≤4 years	>4 year but ≤5 years	>5 years	Total
Barclays PLC											
Senior unsecured MTNs (public benchmark)	-	-	-	-	-	0.7	0.1	1.4	3.2	4.9	10.3
Senior unsecured MTNs (private placements)	-	-	-	-	-	-	0.1	-	0.1	-	0.2
Subordinated liabilities	-	-	-	-	-	-	-	-	1.0	0.9	1.9
Barclays Bank PLC											
Deposits from banks	11.3	1.7	0.8	1.2	15.0	0.1	-	-	0.2	0.3	15.6
Certificates of deposit and commercial paper	0.8	3.4	4.4	6.4	15.0	0.8	0.6	1.0	0.4	0.5	18.3
Asset backed commercial paper	2.2	3.1	1.0	-	6.3	-	-	-	-	-	6.3
Senior unsecured MTNs (public benchmark)	-	-	1.4	2.1	3.5	1.6	0.3	2.9	0.6	1.7	10.6
Senior unsecured MTNs (private placement)[64]	0.5	1.8	2.1	4.8	9.2	5.0	6.1	3.5	2.6	8.2	34.6
Covered bonds	1.2	-	-	1.6	2.8	3.9	-	1.7	1.0	3.5	12.9
ABS	-	-	-	0.6	0.6	1.4	0.5	1.6	-	-	4.1
Subordinated liabilities	-	-	-	-	-	3.3	0.8	0.3	2.2	12.7	19.3
Other[41]	1.3	0.5	1.2	0.5	3.5	0.5	0.3	0.4	0.4	1.8	6.9
Total	17.3	10.5	10.9	17.2	55.9	17.3	8.8	12.8	11.7	34.5	141.0
Total as at 31 December 2015	15.8	15.3	8.6	13.8	53.5	16.5	12.6	13.7	8.3	37.3	141.9

49 | Barclays Q1 2016 Fixed Income Investor Presentation

Contact – Debt Investor Relations Team Lisa Bartrip Sofia Lonnqvist Dan Colvin +44 (0)20 7773 0708 +44 (0)20 7116 5716 +44 (0)20 7116 6533 lisa.bartrip@barclays.com sofia.lonnqvist@barclays.com daniel.colvin@barclays.com Website: barclays.com/barclays-investor-relations.html 50 | Barclays Q1 2016 Fixed Income Investor Presentation

Footnotes

[1] Including Head Office | [2] As at Q116 | [3] Implementation of Barclays' intentions is subject to, amongst other things, shareholder and regulatory approval. Implementation of these plans is also subject to significant execution risks and there can be no assurance the expected benefits will be realised on the proposed timescale or at all | [4] Core costs; including SRP implementation costs and restructuring costs, excluding Barclays Africa, and conduct and litigation and other notable items | [5] RoTE excluding notable items | [6] Risk weighted assets and average allocated tangible equity for Africa Banking are included within Core | [7] Includes UK bank levy charge of £88m | [8] Operational risk plus DTAs | [9] Excluding notable items, conduct and litigation and UK bank levy | [10] Based on Barclays interpretation of the final CRD IV text and latest EBA technical standards | [11] The leverage ratio has been calculated in accordance with the requirements of CRR which was amended effective from Jan 2015. The leverage calculation uses the end-point CRR definition of Tier 1 capital for the numerator and the CRR definition of leverage exposure. This is broadly consistent with the BCBS 270 definition, which was the basis of Jun-14 and Dec-14 comparatives. Dec-13 not comparable to the estimates as of Jun-14 onwards due to different basis of preparation | [12] Based on indicative figures as published on 1 March 2016. Actual FY15 adjusted RoTEs published in the restatement April 2016, were 21.3% and 9.5% respectively Barclays UK and Barclays Corporate & International for FY15, reflecting a change in equity allocation from 10.5% to 11.5% | [13] This illustration is based on Barclays' interpretation of current regulation and regulatory proposals, which are subject to change, and is not a forecast of Barclays' results of operations or capital position or otherwise. This illustration is also based on certain assumptions, which cannot be assured and are subject to change, including: RWA planning assumption of £360bn pre Basel RWA re-calibration; holding constant the P2A at 2016 level despite it being subject to at least annual review; and assumed CRD IV buffers, which are subject to change | [14] Point in time assessment made at least annually by the PRA to reflect idiosyncratic risks not fully captured under Pillar 1. The 2016 total Pillar 2A requirement of 3.9% is split as follows: 2.2% in CET1 form (56% of total requirement), 0.7% in AT1 form (19% of total requirement), and 1.0% in T2 form (25% of total requirement) | [15] The FPC has announced a 0.5% CCyB for UK exposures, equivalent to c. 0.25% on a consolidated basis, effective from 29 March 2017. The mandatory distribution hurdle is therefore expected to be 9% from 1 Jan 2017, increasing to 9.25% from 29 March 2017. The CCyB on UK exposures is assumed to increase to 1% (c.0.5% on a consolidated basis) from 2018 onwards. The CCyB applicable to Barclays could vary depending on future Bank of England requirements, and CCyB requirements applicable in other jurisdictions where Barclays has exposures | [16] CRD IV rules on mandatory distribution restrictions apply from 1 January 2016 onwards based on transitional CET1 requirements. As per CRD Art. 141, restrictions on discretionary distributions would apply in case of a breach of the Combined Buffer Requirement as defined in CRD Art 128(6) | [17] Based on Barclays' understanding of "The Bank of England's approach to stress testing the UK banking system" published in October 2015 , which is subject to change, and "Stress testing the UK banking system: key elements of the 2016 stress test", published March 2016. Stress test hurdle rates for 2016 tests comprise the minimum CRD IV CET1 requirement and the CET1 component of Pillar 2A. For G-SIBs, the 'systemic reference point' also includes the applicable phased-in G-SIB buffer. Thereafter, the hurdle rates are subject to changes in Pillar 2A which is a point in time assessment updated annually | [18] Indication based on capital buffers that can be used in stress tests. This should not be interpreted as an indication of Barclays' 2016 Pillar 2B and/or future PRA buffer which remains confidential between the BoE and the respective banks it regulates | [19] Market derived stress-losses based on applicable year-end CET1 ratios against low-point stress outcomes | [20] Includes Africa Banking discontinued operation | [21] Jun-15 onward based on end-point CRR definition of Tier 1 capital for the numerator and the CRR definition of leverage exposure. This is broadly consistent with the BCBS 270 definition, which was the basis of the Dec-14 comparative | [22] Loans and advances and other assets net of regulatory deductions and other adjustments | [23] For further detail on calculation, see page 25 in the Barclays PLC Q1 2016 Results Announcement | [24] Illustration based on Barclays' current understanding of (i)"FSB's Total Loss-absorbing Capacity (TLAC) Term Sheet", published on 9 November 2015, (ii)"The Bank of England's approach to setting a minimum requirement for own funds and eligible liabilities – consultation on a proposed Statement of Policy" published on 11 December 2015 , and (iii) "The minimum requirement for own funds and eligible liabilities (MREL) – buffers and Threshold Conditions" consultation published by the Bank of England on 11 December 2015 | [25] Illustration based on Barclays' understanding of current regulatory proposals which are subject to change. Actual future MREL requirement will depend on the Bank of England's implementation of the final rules and calibration for Barclays and is expected to be subject to at least annual review | [26] Current Pillar 1 minimum total capital requirements and phase-in of CRD IV buffers as applicable for 2016 | [27] The illustrative annual issuance volume represents the difference between 24.5% (23% 1 January 2022 Pillar 1 minimum TLAC requirement and an illustrative 1.5% management buffer), and our Dec-15 FL CET1 capital and HoldCo issued capital and senior debt, reduced for HoldCo senior maturities over 2016-22, and HoldCo securities with a remaining contractual maturity of <12 months as at 1 January 2022 (£4.7bn in total). Actual issuance plans are subject to, amongst other things, market conditions and regulatory expectations, which are subject to change and may differ from the illustration | [28] Comprises all outstanding Barclays Bank PLC issued public and private term vanilla senior unsecured debt, regardless of residual maturity. This excludes £28bn of notes issued under the structured notes programmes | [29] Nominal basis will not reconcile with the regulatory basis due to regulatory adjustments. Includes BAGL | [30] The two categories of "by contractual maturity as applicable" and "by next call date as applicable" are not mutually exclusive. The former includes all dated tier 2 instruments whilst the latter includes all non-bullet tier 2 instruments, thereby any dated instrument with an issuer call option will be included in both categories | [31] Illustrative example based on Barclays expectations of the creditor hierarchy in a resolution scenario to demonstrate so-called "single-point-of-entry" in the UK in a situation where a HoldCo has more than one subsidiary and the quantum of the loss suffered by OpCo exceeds its equity capacity. This illustrative allocation of losses assumes that losses occur at the OpCo and that no additional incremental losses arise at the HoldCo including for Group recapitalisation. Each layer absorbs losses to the extent of its capacity, following which any recapitalisation of the entity requires write-down/conversion of more senior layers in accordance with the creditor hierarchy | [32] Expectation based on Barclays understanding of current regulatory proposals which may change | [33] Point of non-viability power implemented in the UK in accordance with Article 59 of the Bank Recovery and Resolution Directive | [34] Illustration of Barclays business divisions in preparation for regulatory ring-fencing. Plans are subject to internal and regulatory approvals and may change. Figures given were illustrative based on FY15 financials re-calculated on re-segmented basis (original estimates, pre April 2016 restatement). Illustrative financials are not a forecast of future metrics and may differ materially upon implementation of the future legal entity restructuring | [35] Excludes Head Office | [36] Illustration of Barclays business divisions in preparation for regulatory ring-fencing. Plans are subject to internal and regulatory approvals and may change. Funding sources are indicative and figures illustrative based on FY15 financials re-calculated on a re-segmented basis(original estimates, pre April 2016 restatement) and not a forecast of future metrics. Funding sources and illustrative financials could therefore differ upon implementation of the legal entity restructuring and thereafter | [37] LCR estimated based on the CRD IV rules as implemented by the European Commission delegated act | [38] Loan: deposit ratio for Barclays UK, Consumer, Cards & Payments, Corporate, and Non-Core retail | [39] Excludes AT1 capital and preference shares | [40] Estimated based on the final BCBS rules published in October 2014 | [41] Primarily comprised of fair valued deposits (£5bn) and secured financing of physical gold (£1bn) | [42] Excludes Africa Banking | [43] Loans and advances at amortised cost | [44] Strong Graded defined as DG (Default Grade) band 1-11 (inclusive of Investment Grade: DG 6 or better); Satisfactory defined as DG band 12-19; Weak defined as DG band 20-21. Definitions of credit quality provided on page 148 of Barclays PLC 2015 Annual Report | [45] Definitions of securities classes for comparison purposes and not necessarily in line with the respective credit rating agency's own definitions | [46] Moody's rate all OpCo LT2 subordinated debt as Baa3, except for the one junior, undated FRN (ISIN: GB0000784164) | [47] ALAC = Additional Loss Absorbing Capacity | [48] By card receivables. Nilson 2014 | [49] In 2015. BBA SME Dataset | [50] 2015 Private Asset Managers / Barclays estimates | [51] Dealogic 2015 | [52] Dealogic 2015, by number of deals | [53] Nilson Report 2014 | [54] By receivables. Barclays estimates | [55] Nilson Midyear 2015 | [56] Wealth, Entrepreneurs & Business Banking had an impairment release of £1m | [57] Includes balance transfers | [58] Excludes Investment Bank | [59] Dealogic data | [60] Based on risk weighted assets and capital deductions in Head Office plus the residual balance of average tangible ordinary shareholders' equity | [61] Includes Africa Banking tangible equity and risk weighted assets | [62] Included in Group income statement as profit after tax in respect of discontinued operation and non-controlling interests in respect of discontinued operation | [63] The composition of wholesale funds comprises the balance sheet reported Deposits from Banks, Financial liabilities at Fair Value, Debt Securities in Issue and Subordinated Liabilities (excluding AT1 and preference shares), excluding cash collateral and settlement balances. It does not include collateral swaps | [64] Includes structured notes of £28bn, £7bn of which mature within one year |

51 | Barclays Q1 2016 Fixed Income Investor Presentation

Disclaimer Important Notice The information, statements and opinions contained in this presentation do not constitute a public offer under any applicable legislation, an offer to sell or solicitation of any offer to buy any securities or financial instruments, or any advice or recommendation with respect to such securities or other financial instruments. Forward-looking Statements This document contains certain forward-looking statements within the meaning of Section 21E of the US Securities Exchange Act of 1934, as amended, and Section 27A of the US Securities Act of 1933, as amended, with respect to the Group. Barclays cautions readers that no forward-looking statement is a guarantee of future performance and that actual results or other financial condition or performance measures could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as may, will, seek, continue, aim, anticipate, target, projected, expect, estimate, intend, plan, goal, believe, achieve or other words of similar meaning. Examples of forward-looking statements include, among others, statements or guidance regarding the Groups future financial position, income growth, assets, impairment charges, provisions, notable items, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios and expected payment strategies), projected levels of growth in the banking and financial markets, projected costs or savings, original and revised commitments and targets in connection with the strategic cost programme and the Group Strategy Update, rundown of assets and businesses within Barclays Non-Core, sell down of the Groups interest in Barclays Africa Group Limited, estimates of capital expenditures and plans and objectives for future operations, projected employee numbers and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards, evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, future levels of notable items, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; UK, US, Africa, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of any entities within the Group or any securities issued by such entities; the potential for one or more countries (including the UK) exiting the Eurozone; the implementation of the strategic cost programme; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Groups control. As a result, the Groups actual future results, dividend payments, and capital and leverage ratios may differ materially from the plans, goals,expectations and guidance set forth in the Groups forward-looking statements. Additional risks and factors which may impact the Groups future financial condition and performance are identified in our filings with the SEC (including, without limitation, our annual report on form 20-F for the fiscal year ended 31 December 2015), which are available on the SECs website at www.sec.gov. Subject to our obligations under the applicable laws and regulations of the United Kingdom and the United States in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward looking statements, whether as a result of new information, future events or otherwise. 52 | Barclays Q1 2016 Fixed Income Investor Presentation

Disclaimer (continued) Barclays has filed a registration statement (including a prospectus) and has filed, or will file, a prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for the offering of securities to which this document relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement relating to the offering of the Securities (when filed) and other documents that Barclays will file with the SEC. You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847. Certain non-IFRS Measures Barclays management believes that the non-International Financial Reporting Standards (non-IFRS) measures included in this document provide valuable information to readers of its financial statements because they enable the reader to identify a more consistent basis for comparing the business performance between financial periods, and provide more detail concerning the elements of performance which the managers of these businesses are most directly able to influence or are relevant for an assessment of the Group. They also reflect an important aspect of the way in which operating targets are defined and performance is monitored by Barclays management. However, any non-IFRS measures in this document are not a substitute for IFRS measures and readers should consider the IFRS measures as well. Key non-IFRS measures included in this document and the most directly comparable IFRS measures are described below. Quantitative reconciliations of these measures to the relevant IFRS measures are included in Exhibit 99.1 of the Barclays Form 6-K filed with the SEC on April 27, 2016 (Film No. 161594235) (the April 27 Form 6-K) (available at http://www.sec.gov/Archives/edgar/data/312069/000119312516558436/d137677dex991.htm) and such quantitative reconciliations are incorporated by reference into this document. Basic earnings/(loss) per share excluding notable items. The comparable IFRS measure is basic earnings/(loss) per share, which represents profit after tax and non- controlling interests, divided by the basic weighted average number of shares in issue. The comparable IFRS measure and excluded items noted below are provided on page 9 of the April 27 Form 6-K; Barclays Core results are non-IFRS measures because they represent the sum of the Operating Segments, each of which is prepared in accordance with IFRS 8; Operating Segments, and following the restatement of 14 April 2016 comprise Barclays UK, Barclays Corporate & International and Head Office. A reconciliation to IFRS is provided on page 10 of the April 27 Form 6-K; Constant currency results in Africa Banking are calculated by converting ZAR results into GBP using the average exchange rate for the three months ended 31 March 2016 or the year ended 31 December 2015, as applicable, for the income statement and the 31 March 2016 or 31 December 2015 closing exchange rate, as applicable, for the balance sheet to eliminate the impact of movement in exchange rates between the two periods; Liquidity Coverage Ratio (LCR) is calculated according to the Commission Delegated Regulation of October 2014 that supplements Regulation (EU) 575/2013 (CRDIV) published by the European Commission in June 2013. 53 | Barclays Q1 2016 Fixed Income Investor Presentation

Disclaimer (continued) Net Stable Funding Ratio (NSFR) is calculated according to the definition and methodology detailed in the standard provided by the Basel Committee on Banking Supervision. The original guidelines released in December 2010 (Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring, December 2010) were revised for in October 2014 (Basel III: The Net Stable Funding Ratio, October 2014). The metric is a regulatory ratio that is not yet finalised in local regulations and, as such, represents a non-IFRS measure. This definition and the methodology used to calculate this metric is subject to further revisions ahead of the implementation date and our interpretation of this calculation may not be consistent with that of other financial institutions; Transitional CRD IV CET1 ratio according to FSA October 2012. This measure is calculated by taking into account the statement of the Financial Services Authority, the predecessor of the Prudential Regulation Authority, on CRD IV transitional provisions in October 2012, assuming such provisions were applied as at 1 January 2014. This ratio is used as the relevant measure starting 1 January 2014 for purposes of determining whether the automatic write-down trigger (specified as a Transitional CET1 ratio according to FSA October 2012 of less than 7.00%) has occurred under the terms of the Contingent Capital Notes issued by Barclays Bank PLC on November 21, 2012 (CUSIP: 06740L8C2) and April 10, 2013 (CUSIP: 06739FHK0). Please refer to page 22 of the April 27 Form 6-K for a reconciliation of this measure to fully loaded CRD IV CET1 ratio; Underlying income excludes the impact of notable items. The comparable IFRS measure is total income net of insurance claims. The comparable IFRS measure and excluded items noted below are provided on page 9 of the April 27 Form 6-K; Underlying profit before tax excludes the impact of notable items. The comparable IFRS measure is profit before tax. The comparable IFRS measure and excluded items noted below are provided on page 9 of the April 27 Form 6-K; Underlying return on average tangible shareholders equity excludes the impact of notable items. The comparable IFRS measure is return on average tangible shareholders equity, which represents annualised profit after tax for the period attributable to ordinary shareholders, including an adjustment for the tax credit in reserves in respect of other equity instruments, as a proportion of average shareholders equity excluding non-controlling interests and other equity instruments adjusted for the deduction of intangible assets and goodwill. The comparable IFRS measure and excluded items noted below are provided on page 9 of the April 27 Form 6-K; Underlying total operating expenses excludes the impact of notable items. The comparable IFRS measure is total operating expenses. The comparable IFRS measure and excluded items noted below are provided on page 9 of the April 27 Form 6-K; Notable items which are excluded from certain of the key non-IFRS measures described above are considered to be significant items impacting comparability of performance and have been called out for each of the business segments. Notable items include: the impact of own credit in total income net of insurance claims; gains on US Lehman acquisition assets in total income net of insurance claims; revision of the Education, Social Housing, and Local Authority (ESHLA) valuation methodology in total income net of insurance claims; gain on valuation of a component of the defined retirement benefit liability in operating expenses; impairment of goodwill and other assets relating to businesses being disposed in operating expenses, provisions for UK customer redress in litigation and conduct; provisions for ongoing investigations and litigation including Foreign Exchange in litigation and conduct; and losses on sale relating to the Spanish, Portuguese and Italian businesses in other net income/(expenses). 54 | Barclays Q1 2016 Fixed Income Investor Presentation